UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 19, 2010

Cal Dive International, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33206 (Commission File Number)	61-1500501 (IRS Employer Identification No.)

2500 CityWest Boulevard, Suite 2200 Houston, Texas (Address of principal executive offices)	77042 (Zip Code)

(713) 361-2600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On July 19, 2010, Cal Dive International, Inc., a Delaware corporation (the “Company”) and CDI Vessel Holdings LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (together with the Company, the “Borrowers”), entered into Amendment No. 3 to Credit Agreement (the “Amendment”), among the Borrowers, the Lenders (as defined below) and Bank of America, N.A. (“BoA”), as Administrative Agent, Swing Line Lender and L/C Issuer (as such terms are defined in the Credit Agreement). The Amendment amends that certain Credit Agreement, dated as of December 11, 2007, as amended (the “Credit Agreement”), among the Borrowers, the lenders from time to time party thereto (the “Lenders”) and BoA.

The Amendment amends the Credit Agreement to, among other things, (i) temporarily increase the Company’s permitted maximum consolidated debt to EBITDA leverage ratio, (ii) procure authorization and consent from the appropriate Lenders to permit the Company to effect in the future, if desired, a transfer to one of the Company’s international subsidiaries of two vessels, the Eclipse and the Texas, currently held as security under the Credit Agreement, as well as a corresponding release of such vessels as collateral at the time of any such transfer, and (iii) provide each Lender with the option to defer receipt of its quarterly amortization payment under the Credit Agreement in exchange for an increase in the applicable margin on its term loan upon maturity.

While the Company did not anticipate a breach of its leverage ratio covenant prior to effecting the Amendment, it took proactive measures to modify the covenant to enhance its ability to access cash and liquidity in the future.  The Company also increased its financial flexibility with the deferral of a portion of its $20 million quarterly term loan amortization.  The two vessels that may be released as collateral in the future have been working internationally, and the permitted transfer of the vessels to an international subsidiary may allow the Company to achieve certain future tax benefits as well as increase its flexibility to pursue growth opportunities overseas.

Under the Amendment, the permitted debt to EBITDA leverage ratio was increased from 3.75x to 4.75x for the period through June 30, 2011, decreasing to 4.25x through September 30, 2011, and thereafter returning to 3.75x.  The Amendment also defers the amortization of a portion of the $195.0 million outstanding under the term loans until the maturity date, such that $133.5 million will amortize at the rate of $14.8 million per quarter until the maturity date, with a final payment of $61.5 million due on December 11, 2012.

In connection with the execution and delivery of the Amendment, Lenders who consented to the temporary increase in the debt to EBITDA leverage ratio received an up-front fee of 12.5 basis points on their aggregate commitment under the Credit Agreement. Lenders who also consented to the deferral of their term loan amortization payments as described above received an additional 12.5 basis points in up-front fees. Each Lender will also receive an increase in the applicable margin on their revolving loans, which remain subject to fluctuation in relation to the Company’s debt to EBITDA leverage ratio.

After giving effect to the Amendment, Eurodollar Rate and Base Rate (as such terms are defined in the Credit Agreement) margins on revolving loans will range from 2.75% to 4.0% and from 1.75% to 3.0%, respectively. The prior range for Eurodollar Rate and Base Rate revolving loans was 1.75% to 2.50% and 0.75% to 1.50%, respectively.  Based on the Company’s expected debt to EBITDA leverage ratio as of June 30, 2010, the applicable margin pursuant to the amended pricing grid for Eurodollar Rate and Base Rate revolving loans increased from 2.25% to 3.0% and from 1.25% to 2.0%, respectively, for a current interest rate of approximately 3.4%.

Additionally, the margin on the term loan commitment of each Lender who agreed to defer its quarterly amortization payment in connection with the Amendment is now subject to a variable pricing grid. The applicable margin for Eurodollar Rate and Base Rate term loans will now range from 3.25% to 4.0% and from 2.25% to 3.0%, respectively.  The margins on the term loan commitments for Lenders who did not consent to the deferral remain fixed at 2.25%. As a result, the current blended margin on term loan commitments under the Credit Agreement is approximately 2.5%, for a blended current interest rate on the term loans of 3.2%.

The increased margins associated with the term loans (for Lenders that consented to the amortization deferral as described above) and the revolving loans are set forth below:

Amended Revolving Loans Pricing Grid:
Consolidated Leverage Ratio	Eurodollar Rate	Base Rate	Unused Fee
> 4.0x	4.00%	3.00%	0.50%
> 3.0x, < 4.0x	3.50%	2.50%	0.50%
> 2.0x, < 3.0x	3.25%	2.25%	0.50%
> 1.0x, < 2.0x	3.00%	2.00%	0.50%
< 1.0x	2.75%	1.75%	0.50%

Prior Revolving Loans Pricing Grid:
Consolidated Leverage Ratio	Eurodollar Rate	Base Rate	Unused Fee
> 2.5x	2.50%	1.50%	0.50%
> 1.5x, < 2.5x	2.25%	1.25%	0.50%
> .75x, < 1.5x	2.00%	1.00%	0.375%
< .75x	1.75%	0.75%	0.375%

Amended Term Loan Grid:
Consolidated Leverage Ratio	Eurodollar Rate	Base Rate
> 4.0x	4.00%	3.00%
> 3.0x, < 4.0x	3.50%	2.50%
< 3.0x	3.25%	2.25%
*Current term loan margin is fixed at 2.25%

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference into this

Item 2.03.

Item 7.01

Regulation FD Disclosure

The following information is being provided under Form 8-K, Item 7.01, and should not be deemed incorporated by reference by any general statement incorporating by reference this Current Report into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Registrant specifically incorporates this information by reference, and none of this information should be deemed “filed” under such acts.

Only July 23, 2010, the Company issued the press release included herein as Exhibit 99.1

Item 9.01

Financial Statements and Exhibits.

(d)

The exhibits to this current report on Form 8-K are listed in the Exhibit Index, which appears at the end of this report and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAL DIVE INTERNATIONAL, INC.

By:	/s/ Lisa M. Buchanan
Lisa M. Buchanan Executive Vice President, General Counsel and Secretary

Date:   July 23, 2010

EXHIBIT INDEX

Exhibit No.	Exhibit Title

10.1

Amendment No. 3 to Credit Agreement, dated as of July 19, 2010, by CDI Vessel Holdings LLC, a Delaware limited liability company, Cal Dive International, Inc., a Delaware corporation, the lenders party to the Credit Agreement, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

99.1	Press release issued by Cal Dive International, Inc. on July 23, 2010, reporting the entry into Amendment No. 3 to Credit Agreement.